UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2024

Inrad Optics, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Legrand Avenue Northvale, NJ	07647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (201) 767-1910

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTION

On July 2, 2024 (the “Closing Date”), pursuant to the terms of the Agreement and Plan of Merger, dated as of April 8, 2024 (the “Merger Agreement”), by and among Inrad Optics, Inc., a New Jersey corporation (the “Company”), Luxium Solutions, LLC, a Delaware limited liability company (“Parent”), and Indigo Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of Parent (“Merger Sub”), Parent completed its acquisition of the Company through the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent. The Merger became effective at the time (the “Effective Time”) of the filing of the certificate of merger with the Department of the Treasury of the State of New Jersey on the Closing Date.

In connection with the consummation of the Merger, at the Effective Time, each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issued and outstanding (other than Cancelled Shares (as defined in the Merger Agreement)) was converted automatically into the right to receive $1.10 in cash, without interest (the “Merger Consideration”).

In connection with the Merger Agreement, on April 8, 2024, the Company entered into a Conversion and Cancellation Agreement (the “Conversion Agreement”) with Parent, Clarex Limited (“Clarex”) and Welland Limited (“Welland” and together with Clarex, the “Noteholders”). Pursuant to the Conversion Agreement, Clarex agreed to convert the entire principal amount of its $1,500,000 Subordinated Convertible Promissory Note (as amended, supplemented, modified or restated, the “Clarex Convertible Note”), and Welland agreed to convert the entire principal amount of its $1,000,000 Subordinated Convertible Promissory Note (as amended, supplemented, modified or restated, the “Welland Convertible Note” and together with the Clarex Convertible Note, the “Convertible Notes”), at least five business days prior to the record date for the Company stockholder meeting to approve and adopt the Merger Agreement. On May 2, 2024, Clarex and Welland converted their respective Convertible Notes into shares of Common Stock. The Clarex Convertible Note converted pursuant to its terms into 1,500,000 shares Common Stock and warrants to purchase 1,125,000 shares of Common Stock (the “Clarex Warrants”) at an exercise price of $1.35 per share, and the Welland Convertible Note will convert pursuant to its terms into 1,000,000 shares of Common Stock and warrants to purchase 750,000 shares of Common Stock (the “Welland Warrants” and together with the Clarex Warrants, the “Warrants”) at an exercise price of $1.35 per share. Pursuant to the Conversion Agreement, all interest then outstanding under the Convertible Notes on the date of conversion was paid to the Noteholders in cash.

Pursuant to the Conversion Agreement, the Warrants were cancelled and terminated effective immediately prior to the effective time of the Merger.

The foregoing description of the Merger Agreement and the Conversion Agreement does not purport to be complete and is qualified in its entirety by reference to the full texts of the Merger Agreement and Conversion Agreement, which are attached hereto as Exhibits 2.1 and 10.1, respectively, and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in “Introduction” above is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a certification and notice of termination of registration on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that the reporting obligations of the Company with respect to the Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

The information set forth in Items 3.03 and 5.01 of this Current Report on Form 8-K are incorporated herein by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, at the Effective Time, each holder of shares of Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right of the holders of Common Stock to receive the Merger Consideration). The information set forth in Items 3.01 and 5.01 of this Current Report on Form 8-K are incorporated herein by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

Pursuant to the Merger Agreement, at the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) was cancelled and converted automatically into the right to receive the Merger Consideration. As a result of the consummation of the Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Parent. Parent is an affiliate of SK Capital Partners and Edgewater Capital Partners, both of which are U.S.-based private equity firms.

The aggregate cash consideration paid by Parent to Company stockholders in the Merger was approximately $19 million. The source of the funds for the consideration paid by Parent in the Merger was borrowings under a secured credit facility.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, at the Effective Time, the following persons are no longer serving on the Company’s board of directors: Jan M. Winston, William J. Foote, Dennis G. Romano and Rick Strandlund. These departures were not a result of any disagreement between the Company and any of the directors on any matter relating to the Company’s operations, policies or practices.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, at the Effective Time, the certificate of incorporation of the Company, in effect immediately prior to the Effective Time, was amended and restated in its entirety (as amended and restated, the “Third Restated Certificate of Incorporation”) and the Company’s bylaws, in effect immediately prior to the Effective Time, were amended and restated in their entirety (as amended and restated, the “By-laws”).

Copies of the Third Restated Certificate of Incorporation and the By-laws are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release issued by the Company on the Closing Date announcing the consummation of the Merger is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and the press release shall be considered “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated April 8, 2024, by and among Inrad Optics, Inc., Luxium Solutions, LLC and Indigo Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed by the Company on April 9, 2024).

10.1	Conversion and Cancellation Agreement, dated April 8, 2024, by and among Clarex Limited, Welland Limited, Inrad Optics, Inc. and Luxium Solutions, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed by the Company on April 9, 2024).

3.1	Third Restated Certificate of Incorporation of Inrad Optics, Inc.

3.2	By-laws of Inrad Optics, Inc.

99.1	Press Release, dated July 2, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INRAD OPTICS, INC.

Date:	July 2, 2024	By:	/s/ Theresa Balog
Theresa Balog Chief Financial Officer